Exhibit 99.1

May 4, 2023

The AZEK Company Announces Second Quarter 2023 Results

Delivered Fiscal Second Quarter Financial Performance Ahead of Expectations; Strong Cash Conversion; Company Well Positioned Heading Into Building Season

SECOND QUARTER FISCAL 2023 FINANCIAL HIGHLIGHTS

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Consolidated Net Sales of $377.7 million
•
Net Income of $16.3 million; Adjusted Net Income of $27.0 million
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EPS of $0.11 per share; Adjusted Diluted EPS of $0.18 per share
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Adjusted EBITDA of $72.8 million
•
Net Cash Provided by Operating Activities of $56.7 million, improving $93.7 million year over year driven primarily by working capital improvements
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Improved Free Cash Flow by $125.4 million year over year, driven by operational discipline, working capital reductions, and measured capital investments

RECENT COMPANY HIGHLIGHTS

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Solid execution in a dynamic market environment reaffirms our confidence in ability to deliver against full year 2023 planning assumptions and margin expansion in the second half of fiscal 2023
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Continued progress against strategic initiatives, including channel expansion and higher recycled material content in our sustainable outdoor living products
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Recognized by Green Builder for two 2023 Sustainable Products of the Year Awards and by Good Housekeeping’s 2023 Sustainable Innovation Award

Chicago, Ill. (BUSINESS WIRE) -- The AZEK Company Inc. (NYSE: AZEK) ("AZEK" or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK® Trim and StruXure™ pergolas, today announced financial results for its second quarter ended March 31, 2023.

CEO COMMENTS

“The AZEK team delivered results ahead of expectations driven by steady Residential end market demand and disciplined operational execution. We are on track to deliver against our strategic initiatives and our team remains focused on driving accelerated material conversion away from wood. We have executed well in the first two quarters of the fiscal year, and while we are still early in the traditional building season, we are confident in our ability to deliver against the financial targets outlined in our fiscal 2023 planning assumptions,” said Jesse Singh, AZEK’s CEO. “During the quarter, specific and targeted efforts on working capital improvements drove an approximately $90 million improvement in year-over-year net cash provided by operating activities and another approximately $30 million year-over-year improvement generated from disciplined capital expenditure deployment,” continued Mr. Singh.

“We are proud to be recognized with several product awards this quarter. First, The AZEK Company received two Sustainable Product of the Year awards in the 2023 Green Builder survey, namely for TimberTech Advanced PVC Decking and AZEK Captivate Pre-Finished Siding & Trim. These awards validate our consistent and ongoing investment in R&D to launch new product innovations that provide unique and environmentally sustainable benefits to our customers,” said Mr. Singh. “In addition, TimberTech Advanced PVC Decking was named a winner in the prestigious 2023 Sustainable Innovation Awards by Good Housekeeping. We are excited to be recognized by Good Housekeeping’s panel of lab professionals and sustainability experts who evaluated our product on rigorous criteria, including energy and water reduction, recycled content, and recyclability. The judges were also impressed by TimberTech Advanced PVC Decking's exceptional durability, stunning aesthetics, and remarkable sustainability features,” noted Mr. Singh. “Finally, we were also named the #1 brand in Composite Decking by House Beautiful. These awards and recognitions reflect our unparalleled focus on developing the best aesthetics in decking, which will help drive material conversion over time,” continued Mr. Singh.

“New products launched in fiscal 2023, including new on-trend colors in our premium decking line and new solutions in our composite and aluminum railing collections, have all been well-received by our customers, and we are excited about the uptake we have seen to date. Innovation and new product development complement the strong characteristics of our business and the markets we serve. We operate in large and attractive categories that are driven by repair and remodel projects and material conversion to higher-quality, lower-maintenance solutions. We are still in the early stages of expansion and conversion, as wood continues to represent approximately 40% to 75% of our core markets. We are excited about the compelling long-term growth and margin expansion opportunity in front of us,” concluded Mr. Singh.

SECOND QUARTER FISCAL 2023 CONSOLIDATED RESULTS

Net sales for the three months ended March 31, 2023 decreased by $18.6 million, or 4.7%, to $377.7 million from $396.3 million for the three months ended March 31, 2022. As expected, the decrease was primarily due to a decline in volume, partially offset by positive pricing and contribution from a recent acquisition. Net sales for the three months ended March 31, 2023 decreased for the Residential segment by 2.4% and our Commercial segment by 22.5%, in each case as compared to the prior year period.

Net income decreased by $19.5 million to $16.3 million, or $0.11 per share, for the three months ended March 31, 2023, compared to $35.8 million, or $0.23 per share, for the three months ended March 31, 2022.

Adjusted EBITDA decreased by $18.1 million to $72.8 million for the three months ended March 31, 2023, compared to Adjusted EBITDA of $90.9 million for the three months ended March 31, 2022.

Adjusted Net Income decreased by $23.8 million to $27.0 million, or Adjusted Diluted EPS of $0.18 per share, for the three months ended March 31, 2023, compared to Adjusted Net Income of $50.8 million, or Adjusted Diluted EPS of $0.33 per share, for the three months ended March 31, 2022.

BALANCE SHEET, CASH FLOW and LIQUIDITY

As of March 31, 2023, the Company had cash and cash equivalents of $126.3 million and approximately $147.2 million available for future borrowings under our Revolving Credit Facility. Total gross debt, including finance leases, as of March 31, 2023 was $675.8 million.

OUTLOOK

“Through the first two quarters of the fiscal year, our Residential segment sell-through has trended modestly better than our planning assumptions, partially offset by our Commercial segment which has been more challenged. While we see incrementally better results in our Residential business, we are early in the building season and remain cautious given the macro uncertainty. With our strong operational focus and initiatives, combined with incrementally better Residential performance, we remain confident in our ability to deliver against the financial targets outlined in our fiscal 2023 planning assumptions. As we progress through this year and into fiscal 2024, we will continue to focus on growth opportunities, margin expansion and free cash flow generation through working capital initiatives and a disciplined approach to capital expenditures,” said Mr. Singh.

AZEK provides certain of its outlook on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results, including the impact of acquisition costs and other costs. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

For full-year fiscal 2023, AZEK continues to expect Adjusted EBITDA to be in a range between $250 to $265 million. Capital expenditures for fiscal 2023 are expected to be in the range of $70 to $80 million.

AZEK continues to expect Adjusted Gross Profit Margin and Adjusted EBITDA Margin improvement through the balance of fiscal 2023, including year over year Adjusted EBITDA Margin expansion during the second half of fiscal 2023, as lower cost inventory is consumed, production volumes improve, and fiscal 2022 cost-down and recycle programs are realized within the Company’s results.

For the fiscal third quarter of 2023, AZEK expects consolidated net sales in the range of $358 to $378 million, and Adjusted EBITDA in the range of $81 to $89 million.

“We remain incredibly excited about the opportunity to address the large and fast-growing markets that we play in as a company. I would like to thank the AZEK team who have worked tirelessly to position the Company as the innovation leader in outdoor living, with leading positions across decking, railing and exteriors. Our strengths and relative position in each of these markets provide confidence that we will achieve our long-term strategic objectives for shareholders,” concluded Mr. Singh.

CONFERENCE CALL AND WEBSITE INFORMATION

AZEK will hold a conference call to discuss the results today, Thursday, May 4, 2023, at 4:00 p.m. (CT). To access the live conference call, please register for the call in advance by visiting https://conferencingportals.com/event/kqzNUoaC. Registration will also be available during the call. After registering, a confirmation e-mail will be sent including dial-in details and unique conference call codes for entry. To ensure you are connected for the full call please register at least 10 minutes before the start of the call.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.azekco.com/events-and-presentations/. AZEK uses its investor relations website at investors.azekco.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the AZEK investor relations website or by dialing (800) 770- 2030 or (647) 362- 9199. The conference ID for the replay is 63923. The replay will be available until 10:59 p.m. (CT) on May 18, 2023. In addition, an earnings presentation will be posted and available on the AZEK investor relations website prior to the conference call.

ABOUT THE AZEK® COMPANY

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and railing, Versatex® and AZEK Trim® and StruXure™ pergolas. Consistently recognized as a market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to 90% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. The AZEK Company has recently been named a Gamechanger in ESG by CohnReznick, a Top Workplace by the Chicago Tribune and a winner of the 2023 Real Leaders® Impact Awards. Headquartered in Chicago, Illinois, the company operates manufacturing and recycling facilities in Ohio, Pennsylvania, Idaho, Georgia, Nevada, New Jersey, Michigan and Minnesota.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this earnings release, including statements regarding future operations are forward-looking statements. In some cases, forward looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," or the negative of these terms and similar expressions intended to identify forward-looking statements. Projected financial information and performance, including our guidance and outlook as well as statements about our future growth and margin expansion goals and factors, assumptions and variables underlying these projections and goals, are forward-looking statements. In particular and unless specifically provided herein, no financial information for fiscal year 2023, including net sales guidance, operating results or otherwise, should be inferred or extrapolated from the guidance provided in this earnings release. Other forward-looking statements may include, without limitation, statements with respect to our ability to meet the future targets and goals we establish, including our environmental, social and governance targets, and the ultimate impact of our actions on our business as well as the expected benefits to the environment, our employees, and the communities in which we do business; statements about our future expansion plans, capital investments, capacity targets and other future strategic initiatives; statements about any stock repurchase plans; statements about potential new products and product innovation; statements regarding the potential impact of the COVID-19 pandemic or geopolitical conflicts, such as the conflict between Russia and Ukraine; statements about future pricing for our products or our raw materials and our ability to offset increases to our raw material costs and other inflationary pressures; statements about the markets in which we operate and the economy more generally, including inflation and interest rates, supply and demand balance, such as our ability to effectively manage inventory in our distribution channels, growth of our various markets and growth in the use of engineered products as well as our ability to share in such growth; statements about future conversion opportunities from wood and other materials and our ability to capture market share from such opportunities; statements about our production levels and our ability to successfully manage such levels; and all other statements with respect to our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this earnings release are forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled "Risk Factors" set forth in Part I, Item 1A of the Annual Report on Form 10-K for fiscal 2022 (our “2022 Annual Report”) and in our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this earnings release may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this earnings release with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

These statements are based on information available to us as of the date of this earnings release. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. We disclaim any intention and undertake no obligation to update or revise any of our forward-looking statements after the date of this release to reflect actual results or future events or circumstances whether as a result of new information, future events or otherwise, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

NON-GAAP FINANCIAL MEASURES

To supplement our earnings release and consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or (“GAAP”), we use certain non-GAAP financial measures, as described within this earnings release, to provide investors with additional useful information about our financial performance, to enhance the overall understanding of our past performance and future prospects and to allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance and liquidity from management’s view and because we believe they provide an additional tool for investors to use in comparing our core financial performance and liquidity over multiple periods with other companies in our industry. Our GAAP financial results include significant expenses that may not be indicative of our ongoing operations as detailed within this earnings release.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our earnings release and our consolidated financial statements prepared and presented in accordance with GAAP.

We define Adjusted Gross Profit as gross profit before depreciation and amortization, business transformation costs, acquisition costs and certain other costs as described below. Adjusted Gross Profit Margin is equal to Adjusted Gross Profit divided by net sales.

We define Adjusted Net Income as net income (loss) before amortization, share-based compensation costs, business transformation costs, acquisition costs, initial public offering and secondary offering costs and certain other costs as described below.

We define Adjusted Diluted EPS as Adjusted Net Income divided by weighted average common shares outstanding – diluted, to reflect the conversion or exercise, as applicable, of all outstanding shares of restricted stock awards, restricted stock units and options to purchase shares of our common stock.

We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax (benefit) expense and depreciation and amortization and by adding to or subtracting therefrom items of expense and income as described above.

Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by net sales.

Net Leverage is equal to gross debt less cash and cash equivalents, divided by trailing twelve month Adjusted EBITDA.

We believe Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage are useful to investors because they help identify underlying trends in our business that could otherwise be masked by certain expenses that can vary from company to company depending on, among other things, its financing, capital structure and the method by which its assets were acquired, and can also vary significantly from period to period. For example, we add back depreciation and amortization and share-based compensation because we do not consider them indicative of our core operating performance. We believe their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross profit and net income, as adjusted to remove the impact of these expenses, is helpful to investors in assessing our gross profit and net income performance in a way that is similar to the way management assesses our performance. Additionally, EBITDA and EBITDA margin are common measures of operating performance in our industry, and we believe they facilitate operating comparisons. Our management also uses Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with other GAAP financial measures for planning purposes, including as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

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These measures do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
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These measures do not reflect changes in, or cash requirements for, our working capital needs;
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Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
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Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our income tax expense or the cash requirements to pay our taxes;

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Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA Margin exclude the expense of amortization of our assets, and Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin also exclude the expense of depreciation of our assets, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future;
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Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA Margin exclude the expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•
Adjusted Gross Profit, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA Margin exclude certain business transformation costs, acquisition costs and other costs, each of which can affect our current and future cash requirements; and
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Other companies in our industry may calculate Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, none of these metrics should be considered indicative of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

In addition, we provide Free Cash Flow, which is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less purchases of property, plant and equipment. We believe Free Cash Flow is useful to investors as an important liquidity measure of the cash that is available to us after capital expenditures. Free Cash Flow is used by our management as a measure of our ability to generate and use cash, including in order to invest in future growth, fund acquisitions, return capital to our stockholders and repay indebtedness. Our use of Free Cash Flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under GAAP. Some of these limitations are:

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Free Cash Flow is not a substitute for net cash provided by (used in) operating activities, including because our capital expenditures as a manufacturing company can be significant and can vary from period to period;
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Free Cash Flow does not reflect our future contractual commitments or mandatory debt repayments and accordingly does not represent residual cash flow available for discretionary expenditures or the total increase or decrease in our cash balance for a given period; and
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Other companies in our industry may calculate Free Cash Flow differently than we do, limiting its usefulness as a comparative measure.

Segment Adjusted EBITDA

Depending on certain circumstances, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin may be calculated differently, from time to time, than our Adjusted EBITDA and Adjusted EBITDA Margin, which are further discussed under the heading “Non-GAAP Financial Measures.” Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin represent measures of segment profit reported to our chief operating decision maker for the purpose of making decisions about allocating resources to a segment and assessing its performance. For more information regarding how Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin are determined, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results of Operations” set forth in Part II, Item 7 of our Annual Report on Form 10-K for fiscal 2022 and our Consolidated Financial Statements and related notes included therein.

The AZEK Company Inc.

Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except for share and per share amounts)

(Unaudited)

in thousands	March 31, 2023	September 30, 2022
ASSETS:
Current assets:
Cash and cash equivalents	$126,259	$120,817
Trade receivables, net of allowances	152,745	90,159
Inventories	251,025	299,905
Prepaid expenses	16,747	17,212
Other current assets	21,822	2,501
Total current assets	568,598	530,594
Property, plant and equipment - net	507,198	517,913
Goodwill	994,155	993,995
Intangible assets - net	222,378	245,835
Other assets	91,649	94,754
Total assets	$2,383,978	$2,383,091
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$51,921	$48,987
Accrued rebates	65,074	50,479
Accrued interest	58	4,436
Current portion of long-term debt obligations	6,000	6,000
Accrued expenses and other liabilities	69,452	72,589
Total current liabilities	192,505	182,491
Deferred income taxes	64,423	65,195
Long-term debt—less current portion	582,572	584,879
Other non-current liabilities	109,405	106,083
Total liabilities	948,905	938,648
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued or outstanding at March 31, 2023 and September 30, 2022, respectively	—	—
Class A common stock, $0.001 par value; 1,100,000,000 shares authorized, 155,303,433 shares issued at March 31, 2023 and 155,157,220 shares issued at September 30, 2022	155	155
Class B common stock, $0.001 par value; 100,000,000 shares authorized, 100 shares issued and outstanding at March 31, 2023 and at September 30, 2022, respectively	—	—
Additional paid‑in capital	1,641,321	1,630,378
Accumulated deficit	(122,565)	(113,002)
Accumulated other comprehensive income (loss)	(3,262)	—
Treasury stock, at cost, 4,469,330 and 4,116,570 shares at March 31, 2023 and September 30, 2022, respectively	(80,576)	(73,088)
Total stockholders' equity	1,435,073	1,444,443
Total liabilities and stockholders' equity	$2,383,978	$2,383,091

The AZEK Company Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands of U.S. dollars, except for share and per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
in thousands	2023	2022	2023	2022
Net sales	$377,692	$396,255	$593,951	$655,963
Cost of sales	269,519	273,795	438,199	444,894
Gross profit	108,173	122,460	155,752	211,069
Selling, general and administrative expenses	74,460	70,822	147,904	133,991
Operating income (loss)	33,713	51,638	7,848	77,078
Other expenses:
Interest expense	10,774	4,010	20,073	8,158
Total other expenses	10,774	4,010	20,073	8,158
Income (loss) before income taxes	22,939	47,628	(12,225)	68,920
Income tax expense (benefit)	6,666	11,810	(2,662)	16,395
Net income (loss)	$16,273	$35,818	$(9,563)	$52,525
Other comprehensive income (loss):
Unrealized gain (loss) due to change in fair value of derivatives, net of tax	$(1,466)	$—	$(3,262)	$—
Total other comprehensive income (loss)	(1,466)	—	(3,262)	—
Comprehensive income (loss)	$14,807	$35,818	$(12,825)	$52,525

Net income (loss) per common share:
Basic	$0.11	$0.23	$(0.06)	$0.34
Diluted	0.11	0.23	(0.06)	0.34

Weighted-average common shares outstanding:
Basic	150,713,075	154,661,277	150,812,859	154,551,589
Diluted	151,268,535	156,121,476	150,812,859	156,560,502

The AZEK Company Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

(Unaudited)

	Six Months Ended March 31,
	2023	2022
Operating activities:
Net income (loss)	$(9,563)	$52,525
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation	42,018	31,680
Amortization of intangibles	23,457	25,444
Non-cash interest expense	824	2,373
Non-cash lease expense	(122)	(68)
Deferred income tax (benefit) provision	465	15,132
Non-cash compensation expense	12,678	11,773
Fair value adjustment for contingent consideration	400	—
Loss (gain) on disposition of property, plant and equipment	183	425
Changes in certain assets and liabilities:
Trade receivables	(62,586)	(90,571)
Inventories	48,880	(98,616)
Prepaid expenses and other currents assets	(18,310)	(8,677)
Accounts payable	15,702	12,213
Accrued expenses and interest	7,530	(22,294)
Other assets and liabilities	1,586	1,118
Net cash provided by (used in) operating activities	63,142	(67,543)
Investing activities:
Purchases of property, plant and equipment	(47,284)	(113,995)
Proceeds from disposition of fixed assets	99	497
Acquisitions, net of cash acquired	(161)	(86,935)
Net cash provided by (used in) investing activities	(47,346)	(200,433)
Financing activities:
Payments on 2022 Term Loan Agreement	(3,000)	—
Proceeds under revolving credit facility	25,000	40,000
Payments under revolving credit facility	(25,000)	—
Repayments of finance lease obligations	(1,307)	(1,242)
Exercise of vested stock options	1,901	4,923
Cash paid for shares withheld for taxes	(460)	(429)
Purchases of treasury stock	(7,488)	—
Net cash provided by (used in) financing activities	(10,354)	43,252
Net increase (decrease) in cash and cash equivalents	5,442	(224,724)
Cash and cash equivalents – Beginning of period	120,817	250,536
Cash and cash equivalents – End of period	$126,259	$25,812
Supplemental cash flow disclosure:
Cash paid for interest, net of amounts capitalized	$23,611	$5,792
Cash paid for income taxes, net	14,959	5,484
Supplemental non-cash investing and financing disclosure:
Capital expenditures in accounts payable at end of period	$12,984	$11,976
Right-of-use operating and finance lease assets obtained in exchange for lease liabilities	2,439	10,208

Segment Results from Operations

Residential Segment

The following table summarizes certain financial information relating to the Residential segment results that have been derived from our unaudited Condensed Consolidated Financial Statements for the three and six months ended March 31, 2023 and 2022.

	Three Months Ended March 31,				Six Months Ended March 31,
(U.S. dollars in thousands)	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Net sales	$342,116	$350,358	$(8,242)	(2.4)%	$521,600	$571,491	$(49,891)	(8.7)%
Segment Adjusted EBITDA	80,375	98,350	(17,975)	(18.3)%	106,382	167,781	(61,399)	(36.6)%
Segment Adjusted EBITDA Margin	23.5%	28.1%	N/A	N/A	20.4%	29.4%	N/A	N/A

Commercial Segment

The following table summarizes certain financial information relating to the Commercial segment results that have been derived from our unaudited Condensed Consolidated Financial Statements for the three and six months ended March 31, 2023 and 2022.

	Three Months Ended March 31,				Six Months Ended March 31,
(U.S. dollars in thousands)	2023	2022	$ Variance	% Variance	2023	2022	$ Variance	% Variance
Net sales	$35,576	$45,897	$(10,321)	(22.5)%	$72,351	$84,472	$(12,121)	(14.3)%
Segment Adjusted EBITDA	7,829	8,675	(846)	(9.8)%	12,983	13,423	(440)	(3.3)%
Segment Adjusted EBITDA Margin	22.0%	18.9%	N/A	N/A	17.9%	15.9%	N/A	N/A

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation

	Three Months Ended March 31,		Six Months Ended March 31,
(U.S. dollars in thousands)	2023	2022	2023	2022
Net income (loss)	$16,273	$35,818	$(9,563)	$52,525
Interest expense	10,774	4,010	20,073	8,158
Depreciation and amortization	31,635	29,042	65,475	57,124
Income tax expense (benefit)	6,666	11,810	(2,662)	16,395
Stock-based compensation	5,626	4,928	9,583	8,944
Acquisition costs (1)	1,421	5,136	3,856	5,633
Other costs (2)	415	177	1,148	662
Total adjustments	56,537	55,103	97,473	96,916
Adjusted EBITDA	$72,810	$90,921	$87,910	$149,441

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income (loss)	4.3%	9.0%	(1.6)%	8.0%
Interest expense	2.8%	1.0%	3.4%	1.2%
Depreciation and amortization	8.4%	7.3%	11.0%	8.7%
Income tax expense (benefit)	1.8%	3.0%	(0.4)%	2.5%
Stock-based compensation	1.5%	1.2%	1.6%	1.4%
Acquisition costs	0.4%	1.3%	0.6%	0.9%
Other costs	0.1%	0.1%	0.2%	0.1%
Total adjustments	15.0%	13.9%	16.4%	14.8%
Adjusted EBITDA Margin	19.3%	22.9%	14.8%	22.8%

(1)
Acquisition costs reflect costs directly related to completed acquisitions of $1.4 million and $3.9 million in the three months ended March 31, 2023 and 2022, respectively, and $3.9 million and $4.4 million in the six months ended March 31, 2023 and 2022, respectively, and inventory step-up adjustments related to recording inventory of acquired businesses at fair value on the date of acquisition of $1.2 million for the three and six months ended March 31, 2022.
(2)
Other costs include costs related to a reduction in workforce of $0.2 million in the three and six months ended March 31, 2023, respectively, costs for legal expense of $0.1 million in the three months ended March 31, 2022, and $0.2 million and $0.4 million in the six months ended March 31, 2023 and 2022, respectively, costs related to an incentive plan and other ancillary expenses associated with the initial public offering of $0.1 million for the six months ended March 31, 2022, and other costs of $0.2 million and $0.1 million for the three months ended March 31, 2023 and 2022, respectively, and $0.7 million and $0.2 million for the six months ended March 31, 2023 and 2022, respectively.

Adjusted Gross Profit Reconciliation

	Three Months Ended March 31,		Six Months Ended March 31,
(U.S. dollars in thousands)	2023	2022	2023	2022
Gross Profit	$108,173	$122,460	$155,752	$211,069
Depreciation and amortization (1)	22,413	20,086	46,733	38,567
Acquisitions costs (2)	—	1,208	—	1,208
Other costs (3)	116	—	116	—
Adjusted Gross Profit	$130,702	$143,754	$202,601	$250,844

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Gross Margin	28.6%	30.9%	26.2%	32.2%
Depreciation and amortization	5.9%	5.1%	7.9%	5.8%
Acquisitions costs	0.0%	0.3%	0.0%	0.2%
Other costs	0.1%	0.0%	0.0%	0.0%
Adjusted Gross Profit Margin	34.6%	36.3%	34.1%	38.2%

(1)
Depreciation and amortization for the three months ended March 31, 2023 and 2022 consists of $17.8 million and $14.8 million, respectively, of depreciation and $4.6 million and $5.3 million, respectively, of amortization of intangible assets relating to our manufacturing process. Depreciation and amortization for the six months ended March 31, 2023 and 2022 consists of $37.5 million and $28.5 million, respectively, of depreciation and $9.2 million and $10.1 million, respectively, of amortization of intangible assets relating to our manufacturing process.
(2)
Acquisition costs reflect inventory step-up adjustments related to recording the inventory of acquired businesses at fair value on the date of acquisition.
(3)
Other costs include costs related to a reduction in workforce of $0.1 million in the three and six months ended March 31, 2023.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation

	Three Months Ended March 31,		Six Months Ended March 31,
(U.S. dollars in thousands, except per share amounts)	2023	2022	2023	2022
Net income (loss)	$16,273	$35,818	$(9,563)	$52,525
Amortization	11,620	12,564	23,457	25,444
Stock-based compensation (1)	1,101	1,804	2,360	3,765
Acquisition costs (2)	1,421	5,136	3,856	5,633
Other costs (3)	415	177	1,148	662
Tax impact of adjustments (4)	(3,838)	(4,716)	(8,118)	(8,488)
Adjusted Net Income	$26,992	$50,783	$13,140	$79,541

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income (loss)	$0.11	$0.23	$(0.06)	$0.34
Amortization	0.08	0.08	0.15	0.15
Stock-based compensation	0.01	0.01	0.01	0.02
Acquisition costs	0.01	0.03	0.03	0.04
Other costs	—	0.01	0.01	0.01
Tax impact of adjustments	(0.03)	(0.03)	(0.05)	(0.05)
Adjusted Diluted EPS (5)	$0.18	$0.33	$0.09	$0.51

(1)
Stock-based compensation costs reflect expenses related to our initial public offering. Expenses related to our recurring awards granted each fiscal year are excluded from the Adjusted Net Income reconciliation.
(2)
Acquisition costs reflect costs directly related to completed acquisitions of $1.4 million and $3.9 million in the three months ended March 31, 2023 and 2022, respectively, and $3.9 million and $4.4 million in the six months ended March 31, 2023 and 2022, respectively, and inventory step-up adjustments related to recording inventory of acquired businesses at fair value on the date of acquisition of $1.2 million for the three and six months ended March 31, 2022.
(3)
Other costs include costs related to a reduction in workforce of $0.2 million in the three and six months ended March 31, 2023, respectively, costs for legal expense of $0.1 million in the three months ended March 31, 2022, and $0.2 million and $0.4 million in the six months ended March 31, 2023 and 2022, respectively, costs related to an incentive plan and other ancillary expenses associated with the initial public offering of $0.1 million for the six months ended March 31, 2022, and other costs of $0.2 million and $0.1 million for the three months ended March 31, 2023 and 2022, respectively, and $0.7 million and $0.2 million for the six months ended March 31, 2023 and 2022, respectively.
(4)
Tax impact of adjustments are based on applying a combined U.S. federal and state statutory tax rate of 26.5% for the three and six months ended March 31, 2023, respectively, and 24.5% for the three and six months ended March 31, 2022, respectively.
(5)
Weighted average common shares outstanding used in computing diluted net income per common share of 151,268,535 and 156,121,476 for the three months ended March 31, 2023 and 2022, respectively, and 151,185,650 and 156,560,502 for the six months ended March 31, 2023 and 2022, respectively.

Free Cash Flow Reconciliation

	Three Months Ended March 31,		Six Months Ended March 31,
(U.S. dollars in thousands)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$56,733	$(36,923)	$63,142	$(67,543)
Less: Purchases of property, plant and equipment	(16,956)	(48,662)	(47,284)	(113,995)
Free Cash Flow	$39,777	$(85,585)	$15,858	$(181,538)

Net Leverage Reconciliation

Twelve Months Ended March 31,
(In thousands)	2023
Net income	$ 13,137
Interest expense	36,871
Depreciation and amortization	126,884
Tax expense (benefit)	9,697
Stock-based compensation costs	18,744
Acquisition costs	11,074
Inventories	19,297
Other costs	3,805
Total adjustments	226,372
Adjusted EBITDA	$ 239,509
Long-term debt — less current portion	$ 582,572
Current portion	6,000
Unamortized deferred financing fees	4,354
Unamortized original issue discount	4,074
Finance leases	78,824
Gross debt	$ 675,824
Cash and cash equivalents	(126,259)
Net debt	$ 549,565
Net leverage	2.3x

Outlook

We have not reconciled Adjusted EBITDA guidance to its most comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as the costs of acquisitions, which are a core part of our ongoing business strategy, and other costs. Such reconciling items that impact Adjusted EBITDA have not occurred, are outside of our control or cannot be reasonably predicted. Accordingly, a reconciliation of Adjusted EBITDA to its most comparable GAAP measure is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA guidance and future GAAP results.

Investor Relations Contact:

Eric Robinson

312-809-1093

ir@azekco.com

Media Contact:

Amanda Cimaglia

312-809-1093

media@azekco.com

Source: The AZEK Company Inc.